EXHIBIT 10.6

                             EMPLOYMENT AGREEMENT


      THIS IS AN EMPLOYMENT AGREEMENT ("Agreement") made and entered into as of the 1st day of May, 1999, by and between DIANON Systems, Inc., a Delaware corporation ("DIANON"), and Dana Shapiro ("Employee").

                                  RECITALS:

      WHEREAS, DIANON has acquired substantially all of the assets and business of Kyto Meridien Diagnostics, L.L.C., a New York limited liability company ("Kyto Meridien"), pursuant to the terms of an Asset Purchase Agreement dated as of April 7, 1999, by and among DIANON, Kyto Meridien, Kyto Diagnostics, L.P., Meridien Diagnostics Labs, Inc., Ralph M. Richart, M.D., and A. Bruce Shapiro (the "Asset Purchase Agreement"); and

      WHEREAS, DIANON desires to employ Employee for a period commencing as of the Closing Date ("Closing Date") of the Asset Purchase Agreement and ending two years from that date and Employee desires to work for DIANON for such period on the terms and conditions hereinafter provided; and

      WHEREAS, Employee's position with Kyto Meridien has given her access to and familiarity with the confidential information and business of Kyto Meridien acquired by DIANON and her employment with DIANON will give her access to and familiarity with the confidential information and business of DIANON; and

      WHEREAS, DIANON would be irreparably harmed if Employee should disclose any of the confidential information which Employee has acquired and will acquire or by entering into any activity competing with DIANON or the business of Kyto Meridien acquired by DIANON.

      NOW, THEREFORE, in consideration of the mutual covenants, terms and conditions of this Agreement, Employee and DIANON agree as follows:

      1. EMPLOYMENT. DIANON hereby employs Employee to serve as the Cytology Supervisor at the Woodbury facility. Employee's duties shall include: (i) part-time (as defined below) service as statutory Cytology Supervisor and provision of overall supervision and direction of cytotechnologists at the laboratory facility acquired by DIANON from Kyto Meridien currently located at 40 Crossways Park Drive in Woodbury, New York; (ii) performance of all requirements of a cytology supervisor specified under CLIA, New York State law and other federal, state and local laws, rules and regulations; (iii) assuring that the laboratory facility for which she serves as cytology supervisor is in compliance with applicable laws, rules and regulations; and (iv) such other tasks and assignments commensurate with her position that are reasonably assigned to her by the senior management of DIANON. Employee shall have a reporting relationship with the general manager of Kyto Meridien or such other person or persons as are designated by the President of DIANON.

      For purposes of this Agreement, the term "part-time" means an on-site schedule from 9 a.m. to 2 p.m. (hereinafter referred to as a "work day"), on normal business days, two hundred and sixty (260) days per year less such four weeks (twenty business days) vacation, holiday and


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other paid time off days  (hereinafter  referred  to as "paid time off days") to which Employee is entitled. Employee may work fewer work days than otherwise would be required by the preceding sentence, provided that: (a) compensation under Section 2(a) below shall be paid only for actual work days performed by Employee or paid time off days recognized by DIANON; and (b) Employee shall provide no less than two (2) calendar weeks advance notice to the general manager of Kyto Meridien prior to taking additional days off.

      During her employment Employee shall at all times conduct herself and perform her professional services in a proficient and professional manner, in accordance with the applicable standards of care and the highest standards of ethics of the medical profession.

      2. COMPENSATION. As full consideration for the services rendered by Employee pursuant to this Agreement, together with Employee's undertakings pertaining to the preservation of confidential information and the restrictive covenant set forth, respectively, in Sections 4 and 5 below, DIANON shall, during the term of this Agreement, compensate Employee as follows:

            (a) DIANON shall pay Employee on a biweekly (once every two weeks) basis a per diem equal to two hundred eighty-eight dollars and forty-six cents ($288.46) for each work day performed by Employee and each paid time off day during the preceding two week pay period, provided that the total of all such payments shall not exceed seventy-five thousand ($75,000) dollars in any one year;

            (b) DIANON shall reimburse the reasonable business expenses of Employee in performing her duties hereunder in accordance with such policies regarding employee expenses as DIANON may have in effect from time to time during the term;

            (c) Employee shall be eligible for group health insurance benefits as are generally provided by DIANON to its employees subject to the terms and conditions, including eligibility conditions other than status as a full-time or part-time employee, that are applicable to such health insurance programs.
Employee shall be eligible for such other employee benefits as are generally provided by DIANON to its employees subject to the terms and conditions, including eligibility conditions, of any applicable employee benefit plan or program; provided that, during the period of employee conversion, as determined by DIANON consistent with the requirements of the Asset Purchase Agreement, Employee shall be entitled to such Kyto Meridien benefits that are required by
Section 7(c) of the Asset Purchase Agreement to be extended to all Kyto Meridien employees hired by DIANON;

            (d) Upon termination of employment, Employee may, at her own cost and in accordance with the requirements of COBRA, extend her employee insurance benefits.

      3. TERM. Unless sooner terminated in accordance with Section 9 below, the term of this Agreement and Employee's employment shall commence on the Closing Date of the Asset Purchase Agreement and end on the second anniversary thereof.

      4. CONFIDENTIAL INFORMATION. From and after the date hereof, Employee will not, directly or indirectly, use for her own benefit or purposes, or disclose to, or use for the benefit or purpose of any person or entity other than DIANON, any confidential information, knowledge or data relating to the business or operations of DIANON or those acquired by


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

DIANON from Kyto Meridien. Such information, knowledge or data includes, but is not limited to, secret or confidential matters not published or generally known in the industry, such as information regarding pricing, costs, purchasing, profits, financing, markets, sales or customer lists, future developments, audits, investigations, enforcement actions, regulatory compliance, laboratory procedures and marketing and expansion plans. Any and all materials which may be produced or created by Employee or others, or which may come into her possession in the course of her employment, or which relate in any manner to the business or prospective business of DIANON are and shall be the exclusive property of DIANON and Employee shall not have any right, title or interest in any such materials. Upon termination of her employment, Employee shall not have the right to remove any such materials from the offices of DIANON and shall promptly return to DIANON all things of whatever nature that belong to DIANON, including all materials and records in any form, format or medium containing or related to the confidential information of DIANON, and she shall neither make nor retain any part or copy thereof for her personal use or the use of third parties.

            Notwithstanding the foregoing, confidential information shall not include any information that is: (i) demonstrably developed independently by Employee; (ii) publicly disclosed by DIANON or otherwise in the public domain without violation of this Agreement by Employee; or (iii) rightfully received by Employee from a third party, which, by disclosing to Employee, does not breach any obligation or duty to DIANON. Notwithstanding this Section 4, Employee may make such disclosures of confidential information as are duly compelled by court order or as required by law.

      5. RESTRICTIVE COVENANT. In consideration of this Agreement and the purchase of the assets and business of Kyto Meridien by DIANON, for a period of three years from and after the Closing Date and for any renewal period or extension of the term hereof, and notwithstanding the expiration or any earlier termination of this Agreement, except with the express written consent of DIANON (which consent may be unreasonably withheld), Employee shall not, for her own account, on behalf of, or jointly with, any other person, directly or indirectly, own, manage, operate, join, control, finance, invest in, perform services for, advise (or advise others with respect to), or otherwise participate in, or be connected with, or become or act as a partner, manager, member, director, officer, employee, consultant, representative or agent of any business (other than DIANON), individual, partnership, firm, proprietorship, professional practice, corporation, limited liability company or other entity that provides clinical laboratory or anatomic or surgical pathology services within a one hundred and fifty mile radius of New York City (the "Territory"); provided however, that Employee may purchase or own, solely as an inactive investor, the securities of any entity that are publicly traded on a national securities exchange where Employee's aggregate holdings of such securities do not exceed two percent of the voting power or of any class of stock of such entity.

            In addition to the foregoing, during the same three-year period and for any renewal period or extension of the term hereof, Employee shall not, on her own behalf, or on behalf of any other person or entity: (i) solicit the customers, suppliers or employees of DIANON or any affiliated entity; (ii) solicit or seek to hire any employee of DIANON or any affiliated entity; or
(iii) attempt in any manner, directly or indirectly, to influence, induce or encourage any such employee to leave the employment of DIANON or any affiliated entity. Employee shall not take any action intended, or which may reasonably expected, directly or indirectly, to impair the goodwill, reputation or good name of DIANON or Kyto Meridien, or


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otherwise to be  detrimental  to the  interests of DIANON,  including any action intended, or which may reasonably be expected, directly or indirectly, to benefit a competitor of DIANON.

            Notwithstanding the foregoing, Employee may, upon the expiration or termination of this Agreement other than for cause, be employed within the Territory as a cytotechnologist or cytology supervisor in a hospital laboratory, for so long as such hospital laboratory does not conduct outreach activities having annual sales in excess of two million ($2,000,000) dollars, and provided further that Employee otherwise abides by the requirements of this restrictive covenant and the other provisions of this Agreement that survive expiration or termination.

      6. SCOPE OF RESTRICTIONS. Employee agrees that the restrictions set forth in Section 5 are reasonable. If, however, a court determines that any provision of Section 5 is unreasonable, either in geographic scope, length of time or otherwise, then Section 5 shall be interpreted and enforced to the maximum extent permitted by law and Employee consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction.

      7. INJUNCTIVE RELIEF. Employee acknowledges that irreparable harm would be suffered by DIANON in the event that any of the provisions of Sections 4 or 5 were not performed fully in accordance with the terms specified therein and that monetary damages are an inadequate remedy for breach thereof because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by DIANON in the event that such undertakings and provisions were breached or violated. Accordingly, Employee agrees that DIANON shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches or threatened breaches of the covenants, undertakings and provisions of those sections and to enforce specifically the provisions therein in any court of the United States or any state having jurisdiction over the matter, it being understood that any such remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity and shall not be deemed exclusive of any common law or other rights of DIANON in connection with the matters covered hereby.

      8. INTELLECTUAL PROPERTY RIGHTS. Employee agrees to assign, and hereby does assign to DIANON all of her right, title and interest in and to all inventions, improvements, discoveries and technical developments, whether or not patentable, which she solely or jointly with others, may conceive or reduce to practice during the term of her employment, which are related, in whole or in part, directly or indirectly, to the business of, or services or products of the type, provided by DIANON, or which may reasonably be provided or used by DIANON, or which are otherwise developed, in whole or in part, at DIANON's expense.

      Employee shall disclose promptly to DIANON's Chief Executive Officer, all such ideas, discoveries and improvements conceived by her alone or in collaboration with others, and shall cooperate fully with DIANON both during and after employment, with respect to the procurement of patents for the establishment and maintenance of DIANON's rights and interests in said inventions, improvements, discoveries or developments, and shall sign all papers which DIANON may reasonably deem necessary or desirable for the purpose of vesting it with such rights.


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

      9.    TERMINATION.      (a) Employee's  employment  under this Agreement
shall terminate on the occurrence of any of the following events:

            (i) Upon the disqualification of Employee, or her failure to maintain all necessary licenses and certifications, to serve as a cytology supervisor in the State of New York or under CLIA;

            (ii)  Upon the death of Employee;

            (iii) Upon the passage of thirty (30) days after written notice of termination without cause from DIANON to Employee;

            (iv) Upon the sending of written notice from DIANON describing the activities constituting an act of default falling within any one or more of the following categories:

                  (i) Employee's breach of any material promise or agreement set forth herein, including, without limitation, those set forth in Sections 4 and 5 above, or failure to perform substantially all of the duties reasonably required by Section 1; or

                  (ii) Employee's commission of an act of gross negligence or willful misconduct in the performance of her duties or obligations hereunder, or an act of negligence in the performance of a medical function;

Provided that no such termination under this subsection 9(a)(iv) shall be effective unless Employee has first been afforded an opportunity to correct the alleged default, but such default continues, recurs or can not otherwise be corrected, in the good faith judgment of DIANON, within thirty days after delivery of such written notice of default to Employee; and

            (v) Upon the occurrence of an event or the commission of an act under which Employee is or may become subject to mandatory or permissive exclusion from Medicare and State health care programs, including those set forth in sections 1128, 1156 and 1892 of the Social security Act and any regulations promulgated thereunder.

      (b) In the event of a termination of this Agreement pursuant to subsections 9(a)(ii) or 9(a)(iii) above, DIANON shall continue to pay the maximum compensation required by Section 2(a) above until the second anniversary of the Closing Date of the Asset Purchase Agreement.

      (c) Sections 4, 5, 6, 7, 11 and 13 of this Agreement shall survive, in accordance with their terms, any termination or expiration of this Agreement, whether any such termination be with or without cause or expiration occurs with the passage of time. No termination or expiration of this Agreement shall relieve Employee of her obligations to DIANON with respect to the restrictive covenant in Section 5 and the preservation of confidential information under
Section 4. Should Employee violate any of the requirements of Sections 4 or 5 of this Agreement, DIANON may, in addition to any other remedies provided to DIANON under this Agreement, the Asset Purchase Agreement, at law or in equity, immediately terminate any further post-termination payments to Employee hereunder that otherwise may have been required.


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

      10. WAIVER. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall a waiver by either party of a breach of any provision hereof be taken or held to be a waiver of the provision itself.

      11. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, by nationally recognized overnight delivery service, or mailed by certified or registered mail, postage prepaid, and addressed as follows:

            If to Employee:
                              Dana Shapiro
                              40 Juneau Boulevard
                              Woodbury, New York 11797


            If to DIANON:     DIANON Systems, Inc.
                              200 Watson Boulevard
                              Stratford, Connecticut  06497
                              Attn: President

      12. ENTIRE AGREEMENT. This Agreement and the Asset Purchase Agreement set forth the entire agreement and understanding of the parties concerning the subject matter hereof. This Agreement may be amended only by a written instrument signed by both parties, which instrument must make specific reference to this Agreement and the intention to modify it.


      13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to the conflicts of laws provisions of that state.


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



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.



                                          /s/ Dana Shapiro
                                          ----------------
                                          Dana Shapiro



                                          DIANON SYSTEMS, INC.


                                          /s/ Kevin C. Johnson
                                          --------------------
                                          By:  Kevin C. Johnson
                                          Its:   President & CEO




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